Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUNSHINE HEART, INC.

Sunshine Heart, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions to amend its Fourth Amended and Restated Certificate of Incorporation, as previously amended, as follows; and

SECOND: That following said amendment being duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Fourth Amended and Restated Certificate of Incorporation of Sunshine Heart, Inc., as previously amended, is hereby amended as follows:

ARTICLE I, NAME, is hereby deleted in its entirety and replaced by the following:

“ARTICLE I

NAME

The name of the Corporation is CHF Solutions, Inc. (the “Corporation”).”

THIRD:  The Effective Time of said amendment will be May 23, 2017 at 12:01 a.m. Eastern Time.

[SIGNATURE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 19th day of May, 2017.

SUNSHINE HEART, INC.

By:	/s/ John L. Erb
John L. Erb, Chief Executive Officer

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO THE FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUNSHINE HEART, INC.